Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$305,300
Unrealized Gain (Loss) on Market Value of Futures	36,350
Dividend Income	422
Interest Income	29
Total Income (Loss)	$342,101

Expenses
Investment Advisory Fee	$7,086
Brokerage Commissions	662
Non-interested Directors' Fees and Expenses	64
Other Expenses	20,037
Total Expenses	27,849
Expense Waiver	(18,620)
Net Expenses	$9,229
Net Gain (Loss)	$332,872

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$11,126,638
Net Gain (Loss)	332,872

Net Asset Value End of Period	$11,459,510
Net Asset Value Per Unit (200,000 Units)	$57.30

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502